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                                  Exhibit 21.1

     Subsidiaries of TRM Corporation (formerly TRM Copy Centers Corporation)

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                                                           State or Place
Subsidiary                                                of Incorporation
----------                                                ----------------
TRM Copy Centers (USA) Corporation                             Oregon
TRM Copy Centres (Canada) Ltd.*                                Canada
TRM Copy Centres (U.K.) Limited*                                U.K.
FPC France Ltd.*                                               Oregon
FPC Belgium Limited *                                          Oregon
BisCard Corporation                                            Oregon
TRM ATM Corporation                                            Oregon
iATMglobal.net Corporation                                    Delaware
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*TRM Copy Centres (Canada) Ltd., TRM Copy Centres (U.K.) Ltd., FPC France Ltd.
and FPC Belgium Limited are subsidiaries of TRM Copy Centers (USA) Corporation. iATMglobal.net Corporation is a subsidiary of TRM ATM Corporation.